News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three Month Period Ended January 31, 2016

Boston, MA, February 24, 2016 – Eaton Vance Corp. (NYSE: EV) today reported adjusted earnings per diluted share(1) of $0.51 for the first quarter of fiscal 2016, a decrease of 16 percent from $0.61 of adjusted earnings per diluted share in the first quarter of fiscal 2015 and a decrease of 4 percent from $0.53 of adjusted earnings per diluted share in the fourth quarter of fiscal 2015.

As determined under U.S. generally accepted accounting principles (“GAAP”), the Company earned $0.50 per diluted share in the first quarter of fiscal 2016, $0.24 per diluted share in the first quarter of fiscal 2015 and $0.53 per diluted share in the fourth quarter of fiscal 2015. Adjusted earnings per diluted share differed from GAAP earnings per diluted share by $0.01 in the first quarter of fiscal 2016 due to an increase in the estimated redemption value of non-controlling interest in affiliates redeemable at other than fair value. Adjusted earnings differed from GAAP earnings in the first quarter of fiscal 2015 to reflect the payment of $73.0 million, or approximately $0.37 per diluted share, to end service and additional compensation arrangements for certain Eaton Vance closed-end funds.

Performance fees received were negligible in the first quarters of fiscal 2016 and fiscal 2015, and contributed $0.01 per diluted share in the fourth quarter of fiscal 2015. Net income and gains (losses) on seed capital investments contributed $0.01 per diluted share in the first quarter of fiscal 2016 and the first quarter of fiscal 2015 and reduced earnings per diluted share by $0.01 in the fourth quarter of fiscal 2015.

Consolidated net inflows of $5.3 billion in the first quarter of fiscal 2016 represent a 7 percent annualized internal growth rate (consolidated net inflows divided by beginning of period consolidated assets under management). For comparison, the Company had consolidated net inflows of $1.4 billion in the first quarter of fiscal 2015 and consolidated net inflows of $4.6 billion in the fourth quarter of fiscal 2015.

“Market declines and outflows from floating-rate income and emerging market equity mandates more than offset strong organic growth in the Company’s other businesses in the first quarter of fiscal 2016, driving revenue and profits lower,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Our diverse line-up of high-performing and value-added investment strategies, innovative new product offerings and strong financial characteristics position us well versus competitors if adverse market conditions endure.”

Consolidated assets under management were $302.6 billion on January 31, 2016, up 2 percent from the $295.7 billion of consolidated managed assets on January 31, 2015 and down 3 percent from the $311.4 billion of consolidated managed assets on October 31, 2015. The year-over-year

________________________________

 (1) Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time. Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end fund structuring fees, payments to end closed-end fund service and additional compensation arrangements, and other items management deems non-recurring or non-operating, such as special dividends, costs associated with retiring debt and tax settlements. See reconciliation provided in Attachment 2 for more information on adjusting items.

increase in consolidated assets under management reflects net inflows of $20.6 billion and market price declines of $13.7 billion. The sequential decrease in consolidated assets under management reflects net inflows of $5.3 billion and market price declines of $14.1 billion.

Average consolidated assets under management were $308.3 billion in the first quarter of fiscal 2016, up 4 percent from $297.5 billion in the first quarter of fiscal 2015 and up 1 percent from $306.4 billion in the fourth quarter of fiscal 2015.

Excluding performance-based fees, annualized effective investment advisory and administrative fee rates on consolidated assets under management averaged 36.7 basis points in the first quarter of fiscal 2016, down 10 percent from 40.6 basis points in the first quarter of fiscal 2015 and down 3 percent from 37.7 basis points in the fourth quarter of fiscal 2015.  The declines in average advisory and administrative fee rates primarily reflect shifts in the Company’s mix of business.

Attachments 5 and 6 summarize the Company’s asset flows by investment mandate and investment vehicle. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized investment advisory and administrative fee rates by investment mandate.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $30.6 billion in the first quarter of fiscal 2016, down 1 percent from $30.9 billion in the first quarter of fiscal 2015 and the fourth quarter of fiscal 2015. Consolidated redemptions and other outflows were $25.3 billion in the first quarter of fiscal 2016, down 14 percent from $29.5 billion in the first quarter of fiscal 2015 and down 4 percent from $26.3 billion in the fourth quarter of fiscal 2015.

As of January 31, 2016, the Company’s 49 percent-owned affiliate Hexavest, Inc. (“Hexavest”) managed $13.1 billion of client assets, down 13 percent from $15.0 billion of managed assets on January 31, 2015 and down 6 percent from $13.9 billion of managed assets on October 31, 2015. Hexavest-managed funds and separate accounts had net outflows of $0.2 billion in the first quarter of fiscal 2016, $1.4 billion in the first quarter of fiscal 2015 and $0.5 billion in the fourth quarter of fiscal 2015. Attachment 11 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)

	January 31,	October 31,	January 31,
	2016	2015	2015

Revenue	$331,556	$341,458	$354,930
Expenses	230,931	230,525	304,370
Operating income	100,625	110,933	50,560

Operating margin	30.3%	32.5%	14.2%

Non-operating expense	(3,059)	(13,663)	(4,427)
Income taxes	(36,843)	(39,113)	(16,770)
Equity in net income of affiliates, net of tax	2,509	2,658	3,146
Net income	63,232	60,815	32,509
Net (income) loss attributable to non-controlling
and other beneficial interests	(4,846)	1,388	(3,506)
Net income attributable to
Eaton Vance Corp. shareholders	$58,386	$62,203	$29,003
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$58,519	$61,796	$74,098

Earnings per diluted share	$0.50	$0.53	$0.24

Adjusted earnings per diluted share(1)	$0.51	$0.53	$0.61

First Quarter Fiscal 2016 vs. First Quarter Fiscal 2015

In the first quarter of fiscal 2016, revenue decreased 7 percent to $331.6 million from $354.9 million in the first quarter of fiscal 2015. Investment advisory and administrative fees were down 6 percent, as the impact of lower average effective fee rates, driven by product mix, more than offset a 4 percent increase in average consolidated assets under management. Distribution and service fee revenues collectively were down 9 percent, reflecting lower managed assets in fund share classes that are subject to these fees.

Operating expenses decreased 24 percent to $230.9 million in the first quarter of fiscal 2016 from $304.4 million in the first quarter of fiscal 2015. Excluding the lump-sum payment of $73.0 million to end service and additional compensation arrangements in place with a distribution partner for certain Eaton Vance closed-end funds in the first quarter of fiscal 2015, expenses were substantially unchanged. Increases in compensation, fund-related expenses, amortization of deferred sales commissions and other operating expenses were offset by lower distribution and service fee expenses. The increase in compensation expense reflects higher salaries and benefits and stock-based compensation attributable to an increase in headcount and an increase in other compensation costs related to employee recruiting, retirements and terminations, partially offset by lower operating-income based accruals and sales-based incentives. The increase in amortization of deferred sales commissions largely reflects an increase in private fund sales commission amortization. The increase in fund-related expenses primarily reflects an increase in fund subsidies and higher fund expenses borne by the Company on funds for which it earns an all-in fee. Other operating expenses increased 12 percent, reflecting higher information technology, professional services and other corporate expenses. The decrease in distribution expense primarily reflects lower closed-end fund-related distribution expense following the fiscal 2015 first quarter termination of service and additional compensation arrangements in place with a distribution partner and lower open-end fund asset-based distribution fees. The decrease in service fee expense reflects lower average assets under management in fund share classes subject to service fee payments.

Expenses in connection with the Company’s NextShares™ initiative totaled approximately $1.8 million in the first quarter of fiscal 2016, an increase of 34 percent from $1.3 million in the first quarter of fiscal 2015.

During the first quarter of fiscal 2016, the Company made continued progress advancing NextShares toward market introduction. In December, the U.S. Securities and Exchange Commission declared effective the registration statements of 18 initial Eaton Vance NextShares funds, representing a broad complement of actively managed equity, fixed income, floating-rate income, absolute return and multi-asset strategies now offered as mutual funds. In January, Eaton Vance announced plans to introduce Eaton Vance Stock NextShares as the first NextShares fund in late February and to continue the staged rollout of NextShares with additional product launches in March. Those plans remain on track.

Operating income was up 99 percent to $100.6 million in the first quarter of fiscal 2016 from $50.6 million in the first quarter of fiscal 2015. Operating margin increased to 30.3 percent in the first quarter of fiscal 2016 from 14.2 percent in the first quarter of fiscal 2015. Adjusting for the $73.0 million lump-sum payment in the first quarter of fiscal 2015 described above, operating margin declined to 30.3 percent in the first quarter of fiscal 2016 from 34.8 percent in the first quarter of fiscal 2015.

Non-operating expense totaled $3.1 million in the first quarter of fiscal 2016 compared to $4.4 million in the first quarter of fiscal 2015. The year-over-year change primarily reflects a $1.3 million increase in income (expense) of the Company’s consolidated collateralized loan obligation (“CLO”) entities.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 37.8 percent in the first quarter of fiscal 2016. Excluding the impact of consolidated CLO entity income (expense) borne by other beneficial interest holders, the Company’s effective tax rate was 38.4 percent for the quarter.

Equity in net income of affiliates decreased to $2.5 million in the first quarter of fiscal 2016 from $3.1 million in the first quarter of fiscal 2015. Equity in net income of affiliates in the first quarter of fiscal 2016 was from the Company’s position in Hexavest. Equity in net income of affiliates in the first quarter of fiscal 2015 included $2.9 million from the Company’s position in Hexavest, $0.1 million of gains (losses) and other income on the Company’s investments in sponsored funds and $0.1 million of net income in a private equity partnership.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $4.8 million in the first quarter of fiscal 2016 compared to $3.5 million in the first quarter of fiscal 2015.

First Quarter Fiscal 2016 vs. Fourth Quarter Fiscal 2015

In the first quarter of fiscal 2016, revenue decreased 3 percent to $331.6 million from $341.5 million in the fourth quarter of fiscal 2015. Investment advisory and administrative fees were down 3 percent, reflecting a 1 percent increase in average consolidated assets under management and lower average effective fee rates. Performance fees received were negligible in the first quarter of fiscal 2016 and contributed $2.0 million in the fourth quarter of fiscal 2015. Distribution and service fee revenues collectively decreased 4 percent, reflecting lower managed assets in fund share classes that are subject to these fees.

Operating expenses were substantially unchanged in the first quarter of fiscal 2016 from the fourth quarter of fiscal 2015. Increases in compensation and related costs, amortization of deferred sales commissions and fund-related expenses were offset by lower distribution and service fee expenses and lower other operating expenses. The increase in compensation expense reflects higher stock-based compensation expense, annual merit increases and seasonal increases in employee benefit costs and payroll taxes, offset by lower operating income-based bonus accruals and lower sales-based incentives.  The increase in amortization of deferred sales commissions largely reflects an increase in private fund sales commission amortization. The increase in fund-related expenses is attributable to higher fund subsidies. The decrease in distribution expense reflects lower marketing expenses and fund asset-based distribution fees. The decrease in service fee expense reflects lower average assets under management in fund share classes subject to service fee payments. Other operating expenses decreased 1 percent, reflecting lower travel, information technology and professional services expenses and higher other corporate expenses.

NextShares-related expenses decreased 22 percent to $1.8 million in the first quarter of fiscal 2016 from $2.3 million in the fourth quarter of fiscal 2015.

Operating income was down 9 percent to $100.6 million in the first quarter of fiscal 2016 from $110.9 million in the fourth quarter of fiscal 2015. Operating margin decreased to 30.3 percent in the first quarter of fiscal 2016 from 32.5 percent in the fourth quarter of fiscal 2015.

Non-operating expense totaled $3.1 million in the first quarter of fiscal 2016 compared to $13.7 million in the fourth quarter of fiscal 2015, reflecting a $5.2 million improvement in gains (losses) and other investment income related to the Company’s investments in sponsored products and a $5.4 million increase in income (expense) of the Company’s consolidated CLO entity.

Equity in net income of affiliates decreased to $2.5 million in the first quarter of fiscal 2016 from $2.7 million in the fourth quarter of fiscal 2015. In the first quarter of fiscal 2016, equity in net income of affiliates was from the Company’s position in Hexavest. In the fourth quarter of fiscal 2015, equity in net income of affiliates included $2.4 million from the Company’s position in Hexavest and $0.2 million of net gains (losses) and other income on the Company’s investments in sponsored funds.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $4.8 million in the first quarter of fiscal 2016 compared to net loss attributable to non-controlling and other beneficial interests of $1.4 million in the fourth quarter of fiscal 2015.

Balance Sheet Information

Cash and cash equivalents totaled $358.1 million on January 31, 2016, with no outstanding borrowings against the Company’s $300 million credit facility. Included within investments is $61.2 million of holdings of short-term debt securities with maturities between 90 days and one year. During the first quarter of fiscal 2016, the Company used $73.3 million to repurchase and retire approximately 2.3 million shares of its Non-Voting Common Stock under its repurchase authorizations. On January 13, 2016, the Company’s Board authorized the repurchase of 8.0 million shares, of which all shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three months ended January 31, 2016. To participate in the conference call, please call 877-201-0168 (domestic) or 647-788-4901 (international) and refer to “Eaton Vance Corp. First Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by calling 855-859-2056 (domestic) or 404-537-3406 (international) or by accessing Eaton Vance’s website, eatonvance.com. Listeners to the telephone replay must enter the confirmation code 50143622.

About Eaton Vance Corp.

Eaton Vance is a leading global asset manager whose history dates to 1924. With offices in North America, Europe, Asia and Australia, Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions. The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

				Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended
				%	%
				Change	Change
				Q1 2016	Q1 2016
	January 31,	October 31,	January 31,	vs.	vs.
	2016	2015	2015	Q4 2015	Q1 2015
Revenue:

Investment advisory and administrative fees	$283,042	$290,804	$301,813	(3)%	(6)%
Distribution and underwriter fees	19,058	19,446	21,036	(2)	(9)
Service fees	27,259	28,875	29,847	(6)	(9)
Other revenue	2,197	2,333	2,234	(6)	(2)
Total revenue	331,556	341,458	354,930	(3)	(7)
Expenses:

Compensation and related costs	122,510	119,160	120,192	3	2
Distribution expense	28,483	30,506	106,267	(7)	(73)
Service fee expense	24,595	25,547	27,780	(4)	(11)
Amortization of deferred sales commissions	4,044	3,785	3,728	7	8
Fund-related expenses	9,163	8,802	8,706	4	5
Other expenses	42,136	42,725	37,697	(1)	12
Total expenses	230,931	230,525	304,370	-	(24)
Operating income	100,625	110,933	50,560	(9)	99
Non-operating income (expense):
Gains (losses) and other investment
income, net	2,840	(2,330)	2,802	NM	1
Interest expense	(7,342)	(7,340)	(7,336)	-	-
Other income (expense) of consolidated
collateralized loan obligation
("CLO") entities:
Gains (losses) and other investment
income, net	3,279	(192)	1,301	NM	152
Interest and other expense	(1,836)	(3,801)	(1,194)	(52)	54
Total non-operating expense	(3,059)	(13,663)	(4,427)	(78)	(31)

Income before income taxes and equity
in net income of affiliates	97,566	97,270	46,133	-	111
Income taxes	(36,843)	(39,113)	(16,770)	(6)	120
Equity in net income of affiliates, net of tax	2,509	2,658	3,146	(6)	(20)
Net income	63,232	60,815	32,509	4	95
Net (income) loss attributable to non-controlling
and other beneficial interests	(4,846)	1,388	(3,506)	NM	38
Net income attributable to
Eaton Vance Corp. Shareholders	$58,386	$62,203	$29,003	(6)	101

Earnings per share:
Basic	$0.52	$0.55	$0.25	(5)	108
Diluted	$0.50	$0.53	$0.24	(6)	108

Weighted average shares outstanding:
Basic	111,641	112,040	114,592	-	(3)
Diluted	114,603	115,949	119,690	(1)	(4)

Dividends declared per share	$0.265	$0.265	$0.250	-	6

			Attachment 2

Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share

	Three Months Ended
				% Change	% Change
	January 31,	October 31,	January 31,	Q1 2016 vs.	Q1 2016 vs.
(in thousands, except per share figures)	2016	2015	2015	Q4 2015	Q1 2015

Net income attributable to Eaton
Vance Corp. shareholders	$58,386	$62,203	$29,003	(6)%	101%

Non-controlling interest value adjustments	133	(407)	200	NM	(34)

Payments to end certain closed-end fund
service and additional compensation
arrangements, net of tax	-	-	44,895	-	NM

Adjusted net income attributable
to Eaton Vance Corp. shareholders	$58,519	$61,796	$74,098	(5)	(21)

Earnings per diluted share	$0.50	$0.53	$0.24	(6)	108

Non-controlling interest value adjustments	0.01	-	-	NM	NM

Payments to end certain closed-end fund
service and additional compensation
arrangements, net of tax	-	-	0.37	-	NM

Adjusted earnings per diluted share	$0.51	$0.53	$0.61	(4)	(16)

			Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended
				% Change	% Change
	January 31,	October 31,	January 31,	Q1 2016 vs.	Q1 2016 vs.
(in thousands)	2016	2015	2015	Q4 2015	Q1 2015

Consolidated funds	$(509)	$(526)	$(514)	(3)%	(1)%

Majority-owned subsidiaries	3,310	3,931	3,773	(16)	(12)

Non-controlling interest value adjustments	133	(407)	200	NM	(34)

Consolidated CLO entities	1,912	(4,386)	47	NM	NM

Net income (loss) attributable to non-
controlling and other beneficial interests	$4,846	$(1,388)	$3,506	NM	38

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	January 31,	October 31,
	2016	2015
Assets

Cash and cash equivalents	$358,133	$465,558
Investment advisory fees and other receivables	172,329	187,753
Investments	495,221	507,020
Assets of consolidated CLO entity:
Cash and cash equivalents	30,447	162,704
Bank loan investments	380,299	304,250
Other assets	3,535	128
Deferred sales commissions	26,082	25,161
Deferred income taxes	35,911	42,164
Equipment and leasehold improvements, net	45,248	44,943
Intangible assets, net	53,227	55,433
Goodwill	237,961	237,961
Loan receivable from affiliate	5,000	-
Other assets	49,727	83,396
Total assets	$1,893,120	$2,116,471

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$59,697	$178,875
Accounts payable and accrued expenses	68,167	65,249
Dividend payable	32,979	32,923
Debt	573,850	573,811
Liabilities of consolidated CLO entity:
Senior and subordinated note obligations	390,654	397,039
Other liabilities	22,956	70,814
Other liabilities	67,216	86,891
Total liabilities	1,215,519	1,405,602
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	85,279	88,913
Total temporary equity	85,279	88,913

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 442,932 and 415,078 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 114,722,876 and 115,470,485 shares, respectively	448	451
Additional paid-in capital	-	-
Notes receivable from stock option exercises	(10,702)	(11,143)
Accumulated other comprehensive loss	(63,306)	(48,586)
Appropriated deficit	(3,426)	(5,338)
Retained earnings	667,541	684,845
Total Eaton Vance Corp. shareholders' equity	590,557	620,231
Non-redeemable non-controlling interests	1,765	1,725
Total permanent equity	592,322	621,956
Total liabilities, temporary equity and permanent equity	$1,893,120	$2,116,471

			Attachment 5
Eaton Vance Corp.
Consolidated Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2016	2015	2015
Equity assets - beginning of period(2)	$90,013	$93,366	$96,379
Sales and other inflows	3,831	4,412	4,514
Redemptions/outflows	(4,393)	(5,117)	(5,072)
Net flows	(562)	(705)	(558)
Exchanges	13	10	35
Market value change	(6,113)	(2,658)	(2,890)
Equity assets - end of period	$83,351	$90,013	$92,966
Fixed income assets - beginning of period(3)	52,373	51,266	46,062
Sales and other inflows	4,933	4,519	3,512
Redemptions/outflows	(4,177)	(3,167)	(2,435)
Net flows	756	1,352	1,077
Exchanges	30	-	74
Market value change	(403)	(245)	204
Fixed income assets - end of period	$52,756	$52,373	$47,417
Floating-rate income assets - beginning of period	35,619	37,220	42,009
Sales and other inflows	1,904	2,615	2,302
Redemptions/outflows	(3,428)	(3,434)	(4,955)
Net flows	(1,524)	(819)	(2,653)
Exchanges	(36)	(12)	(105)
Market value change	(1,383)	(770)	(603)
Floating-rate income assets - end of period	$32,676	$35,619	$38,648
Alternative assets - beginning of period	10,173	10,333	11,241
Sales and other inflows	1,220	868	847
Redemptions/outflows	(1,209)	(816)	(1,138)
Net flows	11	52	(291)
Exchanges	3	(2)	(14)
Market value change	(457)	(210)	(131)
Alternative assets - end of period	$9,730	$10,173	$10,805
Portfolio implementation assets - beginning of period	59,487	59,234	48,008
Sales and other inflows	5,768	3,541	2,663
Redemptions/outflows	(1,928)	(1,866)	(1,565)
Net flows	3,840	1,675	1,098
Exchanges	(11)	-	-
Market value change	(4,396)	(1,422)	(568)
Portfolio implementation assets - end of period	$58,920	$59,487	$48,538
Exposure management assets - beginning of period	63,689	61,137	54,036
Sales and other inflows	12,929	14,918	17,033
Redemptions/outflows	(10,122)	(11,895)	(14,286)
Net flows	2,807	3,023	2,747
Market value change	(1,350)	(471)	511
Exposure management assets - end of period	$65,146	$63,689	$57,294
Total fund and separate account
assets - beginning of period	311,354	312,556	297,735
Sales and other inflows	30,585	30,873	30,871
Redemptions/outflows	(25,257)	(26,295)	(29,451)
Net flows	5,328	4,578	1,420
Exchanges	(1)	(4)	(10)
Market value change	(14,102)	(5,776)	(3,477)
Total assets under management - end of period	$302,579	$311,354	$295,668

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes balanced and multi-asset mandates.
(3) Includes cash management mandates.

			Attachment 6
Eaton Vance Corp.
Consolidated Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2016	2015	2015
Fund assets - beginning of period(2)	$125,934	$130,211	$134,564
Sales and other inflows	8,258	8,644	8,614
Redemptions/outflows	(9,712)	(9,632)	(10,739)
Net flows	(1,454)	(988)	(2,125)
Exchanges	(55)	(4)	181
Market value change	(6,637)	(3,285)	(3,068)
Fund assets - end of period	$117,788	$125,934	$129,552
Institutional separate account assets - beginning of period	119,987	118,086	106,443
Sales and other inflows	16,731	17,889	18,055
Redemptions/outflows	(12,112)	(14,247)	(16,398)
Net flows	4,619	3,642	1,657
Exchanges	(15)	-	(173)
Market value change	(4,394)	(1,741)	(380)
Institutional separate account assets - end of period	$120,197	$119,987	$107,547
High-net-worth separate account assets - beginning of period	24,516	24,492	22,235
Sales and other inflows	2,264	1,013	1,460
Redemptions/outflows	(1,140)	(641)	(621)
Net flows	1,124	372	839
Exchanges	70	(5)	(94)
Market value change	(1,711)	(343)	(386)
High-net-worth separate account assets - end of period	$23,999	$24,516	$22,594
Retail managed account assets - beginning of period	40,917	39,767	34,493
Sales and other inflows	3,332	3,327	2,742
Redemptions/outflows	(2,293)	(1,775)	(1,693)
Net flows	1,039	1,552	1,049
Exchanges	(1)	5	76
Market value change	(1,360)	(407)	357
Retail managed account assets - end of period	$40,595	$40,917	$35,975
Total fund and separate account assets - beginning of period	311,354	312,556	297,735
Sales and other inflows	30,585	30,873	30,871
Redemptions/outflows	(25,257)	(26,295)	(29,451)
Net flows	5,328	4,578	1,420
Exchanges	(1)	(4)	(10)
Market value change	(14,102)	(5,776)	(3,477)
Total assets under management - end of period	$302,579	$311,354	$295,668

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in cash management funds.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate (1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2016	2015	Change	2015	Change
Equity(2)	$83,351	$90,013	-7%	$92,966	-10%
Fixed income(3)	52,756	52,373	1%	47,417	11%
Floating-rate income	32,676	35,619	-8%	38,648	-15%
Alternative	9,730	10,173	-4%	10,805	-10%
Portfolio implementation	58,920	59,487	-1%	48,538	21%
Exposure management	65,146	63,689	2%	57,294	14%
Total	$302,579	$311,354	-3%	$295,668	2%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes balanced and multi-asset mandates.
(3) Includes cash management mandates.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Vehicle (1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2016	2015	Change	2015	Change
Open-end funds	$69,110	$74,838	-8%	$78,828	-12%
Private funds(2)	25,475	26,647	-4%	25,765	-1%
Closed-end funds(3)	23,203	24,449	-5%	24,959	-7%
Institutional separate account assets	120,197	119,987	0%	107,547	12%
High-net-worth separate account assets	23,999	24,516	-2%	22,594	6%
Retail managed separate account assets	40,595	40,917	-1%	35,975	13%
Total	$302,579	$311,354	-3%	$295,668	2%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes privately offered equity, fixed income and floating-rate income loan funds and CLO entities.
(3) Includes unit investment trusts.

				Attachment 9
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate (1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2016	2015	Change	2015	Change
Eaton Vance Management(2)	$135,352	$141,415	-4%	$139,714	-3%
Parametric	150,488	152,506	-1%	138,015	9%
Atlanta Capital	16,739	17,433	-4%	17,939	-7%
Total	$302,579	$311,354	-3%	$295,668	2%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes managed assets of wholly owned subsidiaries, as well as certain Eaton Vance-sponsored funds and accounts managed by
Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.

				Attachment 10
Eaton Vance Corp.
Average Annualized Effective Investment Advisory and Administrative Fee Rates by Investment Mandate (1)
(basis points on average managed assets)

	Three Months Ended	Three Months Ended		Three Months Ended
	January 31,	October 31,	%	January 31,	%
	2016	2015	Change	2015	Change
Equity	62.7	63.2	-1%	64.4	-3%
Fixed income	41.0	41.8	-2%	44.1	-7%
Floating-rate income	52.3	53.1	-2%	53.9	-3%
Alternative	63.5	62.6	1%	64.1	-1%
Portfolio implementation	15.4	15.2	1%	14.6	5%
Exposure management	5.1	5.4	-6%	5.3	-4%
Total	36.7	37.7	-3%	40.6	-10%

(1) Excludes performance fees received, which were negligible for the three months ended January 31, 2016, $2.0 million for the three months ended
October 31, 2015 and negligible for the three months ended January 31, 2015.

Attachment 11
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2016	2015	2015
Eaton Vance distributed:
Eaton Vance sponsored funds - beginning of period(1)	$229	$239	$227
Sales and other inflows	7	1	16
Redemptions/outflows	(21)	(5)	(6)
Net flows	(14)	(4)	10
Market value change	(10)	(6)	(3)
Eaton Vance sponsored funds - end of period	$205	$229	$234
Eaton Vance distributed separate accounts -beginning of period(2)	$2,440	$2,362	$2,367
Sales and other inflows	4	140	100
Redemptions/outflows	(9)	(14)	(432)
Net flows	(5)	126	(332)
Exchanges	-	-	-
Market value change	(91)	(48)	(36)
Eaton Vance distributed separate accounts - end of period	$2,344	$2,440	$1,999
Total Eaton Vance distributed - beginning of period	$2,669	$2,601	$2,594
Sales and other inflows	11	141	116
Redemptions/outflows	(30)	(19)	(438)
Net flows	(19)	122	(322)
Exchanges	-	-	-
Market value change	(101)	(54)	(39)
Total Eaton Vance distributed - end of period	$2,549	$2,669	$2,233
Hexavest directly distributed - beginning of period(3)	$11,279	$12,208	$14,101
Sales and other inflows	129	75	245
Redemptions/outflows	(329)	(699)	(1,341)
Net flows	(200)	(624)	(1,096)
Exchanges	-	-	-
Market value change	(546)	(305)	(256)
Hexavest directly distributed - end of period	$10,533	$11,279	$12,749
Total Hexavest assets - beginning of period	$13,948	$14,809	$16,695
Sales and other inflows	140	216	361
Redemptions/outflows	(359)	(718)	(1,779)
Net flows	(219)	(502)	(1,418)
Exchanges	-	-	-
Market value change	(647)	(359)	(295)
Total Hexavest assets - end of period	$13,082	$13,948	$14,982

(1)	Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management and/or distribution revenue on these assets, which are included in the Eaton Vance consolidated results in Attachments
5 through 9.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution revenue, but not investment advisory fees, on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5 through 9.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no investment advisory or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments
5 through 9.